                                                                      EXHIBIT 21

                               EOG RESOURCES, INC.
                             LISTING OF SUBSIDIARIES
                             AS OF JANUARY 20, 2000

                                  COMPANY NAME
----------------------------------------------------------------------
        EOG Resources, Inc.
        EOG Resources - Carthage, Inc.
        EOG Resources Investments, Inc.
        EOG Resources Property Management, Inc.
        EOG Resources Acquisitions L.P.
        ERSO, Inc.
        EOG Expat Services, Inc.
        EOG Resources Marketing, Inc.
        EOG - Canada, Inc.
        EOG Company of Canada
        EOG Canada Company Ltd.
        EOG Resources Canada Inc.
        Nilo Operating Company
        EOG Resources - Callaghan, Inc.
        Online Energy Solutions, Inc.
        EOG Resources Properties LLC
        EOG Resources Holdings LLC
        OXY Willow Glade LLC
        EOG Resources International, Inc.
        EOGI Trinidad, Inc.
        EOGI Trinidad Company
        EOG Resources Trinidad Limited
        EOG Resources Capital Management I, Ltd.
        Wilsyx International Finance B.V.
        EOGI Company of Trinidad
        Harfin Capital and Finance Ltd.
        OCC Investment Company Ltd.
        Murrott Capital Ltd.
        EOGI Trinidad - U(a) Block Company
        EOG Resources Trinidad - U(a) Block Limited
        EOGI-Australia, Inc.
        EOGI-France, Inc.
        EOG Resources  France S.A.
        EOGI-Kazakhstan, Inc.
        EOG Resources Kazakhstan Ltd.
        EOGI-United Kingdom, Inc.
        EOGI United Kingdom Company B.V.
        EOG Resources UK Limited
        EOGI - Venezuela, Inc.
        EOGI Venezuela Company
        EOG Resources Venezuela Ltd.
        Administradora del Golfo de Paria Este, S.A.
        Gulf of Paria East Operating Company
        EOGI - Venezuela (Guarico), Inc.
        EOGI - Mozambique, Inc.
        EOG Resources Mozambique Ltd.
        EOGI-Qatar, Inc.
        EOGI-Uzbekistan, Inc.
        EOGI - Abu Dhabi, Inc.
        EOG Resources Abu Dhabi Ltd.
        EOGI - Algeria, Inc.
        EOG Resources Bangladesh Ltd.